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                                   AMENDMENT NO. 1
                                TO PURCHASE AGREEMENT

    This Amendment No. 1 is made as of this 5th day of August 1997 by and among Network General Corporation, a Delaware corporation ("Network General"), Network General Technology Corporation, a Delaware corporation and a wholly-owned subsidiary of Network General ("NGTC"), Cinco Networks, Inc., a California corporation ("CNI"), and the holders of all of the outstanding stock of CNI, as set forth on Exhibit A attached to the Purchase Agreement (as defined below) (the "Sellers"). This Amendment No. 1 amends the Purchase Agreement (the "Purchase Agreement") by and among the parties entered into as of July 29, 1997.

    In consideration of the promises made herein, the parties hereto agree to amend the Purchase Agreement pursuant to Section 13.7 thereof, as follows:

    1. Section 1.3 of the Purchase Agreement is amended to change the words "Forty Million Dollars ($40,000,000)" to "Thirty-Nine Million Two Hundred Eighty Thousand Dollars ($39,280,000)."

    2. Section 2.2(a) of the Purchase Agreement is amended to read in full as follows:

    "(a)      In consideration of Sellers' obligations  hereunder, NGTC shall pay the Sellers up to an aggregate of Thirty-Nine Million Two Hundred Eighty Thousand Dollars ($39,280,000), to be paid as follows: (i) a cash payment of Twenty Six Million Two Hundred Eighty Thousand Dollars ($26,280,000) to be paid to and on behalf of the Sellers at the Closing (the "Initial Payment"),
(ii) Thirteen Million Dollars ($13,000,000) to be paid upon achievement of the contingencies and in the manner described in EXHIBIT B attached hereto (the "Contingency Payment") and (iii) the additional amounts described in the first paragraph of Section I of EXHIBIT B. The portion of the Initial Payment and the Contingency Payment to be paid to each Seller shall be determined based upon the respective share holdings at the time of Closing as set forth on EXHIBIT A."

    3. Section 13.6 of the Purchase Agreement is amended to read in full as follows:

    "13.6 EXPENSES. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto; provided, however, that Network General shall cause CNI to pay promptly after the Closing the reasonable fees and expenses of (a) Shilling & Kenyon, Inc., CNI's independent accountants, for the audit of CNI's financial statements for the fiscal year ended March 31, 1997, (b) Venture Law Group, A Professional Corporation, for services rendered in connection with the Purchase Agreement and the ancillary agreements and transactions, which fees and expenses will be, and will not exceed, One Hundred Twenty-Five Thousand Dollars ($125,000), and (c) Broadview Associates, LLC, in connection with services rendered on behalf of CNI in


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connection with this transaction, which fees and expenses will be, and will not exceed, Five Hundred Ninety-Five Thousand Dollars ($595,000)."

    In all other respects, the Purchase Agreement remains unchanged and in full force and effect. All capitalized terms not otherwise defined herein, shall have the same meanings ascribed them in the Purchase Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Purchase Agreement as of the date first above written.


NETWORK GENERAL CORPORATION                 NETWORK GENERAL
                                            TECHNOLOGY CORPORATION


By:  /s/ Scott C. Neely                     By: /s/ Scott C. Neely
    -------------------------------             ---------------------

Title:   VP                                 Title:  Secretary
      ----------------------------                 ------------------


Counterpart Signatures of SELLERS           CINCO NETWORKS, INC.


/s/ Dean T. Au
-----------------------------------               By:  /s/ Dean T. Au
Signature                                            --------------------------

Print Name:  Dean T. Au                           Title:  President
           ------------------------                     -----------------------

/s/ Roger H. Cox
-----------------------------------
Signature

Print Name:  Roger H. Cox
           ------------------------

/s/ Jeng Long Jiang
-----------------------------------
Signature

Print Name:  Jeng Long Jiang
           ------------------------

/s/ Samuel Li
-----------------------------------
Signature

Print Name:  Samuel Li
           ------------------------

/s/ Miles Wu
-----------------------------------
Signature

Print Name:  Miles Wu
           ------------------------